United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$44,531,970
Unrealized Gain (Loss) on Market Value of Futures	(10,581,990)
Dividend Income	5,710
Interest Income	15,498
ETF Transaction Fees	31,000
Total Income (Loss)	$34,002,188

Expenses
General Partner Management Fees	$200,467
Brokerage Commissions	66,570
Tax Reporting Fees	39,760
Legal Fees	18,685
Audit Fees	12,274
Non-interested Directors' Fees and Expenses	6,828
NYMEX License Fee	6,682
Prepaid Insurance Expense	6,484
Total Expenses	$357,750
Net Income (Loss)	$33,644,438

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$508,094,767
Additions (16,600,000 Shares)	592,423,890
Withdrawals (14,800,000 Shares)	(530,598,878)
Net Income (Loss)	33,644,438

Net Asset Value End of Month	$603,564,217
Net Asset Value Per Share (16,400,000 Shares)	$36.80

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612